中华人民共和国外商投资企业

批 准 证 书

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH FOREIGN INVESTMENT IN THE PEOPLE'S REPUBLIC OF CHINA

批 准 号 APPROVAL NUMBER	商外资 甘资证 字[2010] NF065 号
进出口企业代码 CODE FOR IMPORT AND EXPORT ENTERPRISE	6200561139782
批 准 日 期 DATE OF APPROVAL	二0一0 年 日 DAY
发 证 日 期 DATE OF ISSUE	二0一0 年 日 YEAR DAY
发 证 序 号	6200001432